Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                         For the Month of March 1998
                      Distribution Date of April 15, 1998
                           Servicer Certificate #12

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $346,931,674.81
Beginning Pool Factor                                           0.7113006

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $13,221,873.32
     Interest Collected                                     $2,965,630.30

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $628,861.47
Total Additional Deposits                                     $628,861.47

Repos / Chargeoffs                                            $612,503.09
Aggregate Number of Notes Charged Off                              111

Total Available Funds                                      $16,272,067.78

Ending Pool Balance                                       $333,641,595.71
Ending Pool Factor                                              0.6840524

Servicing Fee                                                 $289,109.73

Repayment of Servicer Advances                                $544,297.31

Reserve Account:
     Beginning Balance  (see Memo Item)                    $19,081,195.84
     Target Percentage                                               5.25%
     Target Balance                                        $17,516,183.77
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,565,012.07)
     Ending Balance                                        $17,516,183.77

Current Weighted Average APR:                                      10.145%
Current Weighted Average Remaining Term (months):                   39.20

Delinquencies                                             Dollars         Notes
     Installments:              1 - 30 days            $2,391,073.56      1,736
                                31 - 60 days             $516,689.82        482
                                60+  days                $186,850.42        104

     Total:                                            $3,094,613.80      1,737

     Balances:                  60+  days              $3,065,251.46        104

Memo Item - Reserve Account
     Prior Month                                      $18,213,912.93
+    Invest. Income                                       $77,667.41
+    Excess Serv.                                        $789,615.50
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $19,081,195.84


Exhibit 20.6
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of March 1998

                                                                              NOTES
                                 (Money Market)
                                              TOTAL        CLASS A - 1        CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                       $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%            100.00%              0.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                 $346,931,674.81
Ending Pool Balance                    $333,641,595.71

Collected Principal                     $12,677,576.01
Collected Interest                       $2,965,630.30
Charge - Offs                              $612,503.09
Liquidation Proceeds / Recoveries          $628,861.47
Servicing                                  $289,109.73
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $15,982,958.05

Beginning Balance                      $346,931,674.81              $0.00    $153,431,674.81    $176,000,000.00    $17,500,000.00

Interest Due                             $1,903,263.45              $0.00        $811,909.28        $990,000.00       $101,354.17
Interest Paid                            $1,903,263.45              $0.00        $811,909.28        $990,000.00       $101,354.17
Principal Due                           $13,290,079.10              $0.00     $13,290,079.10              $0.00             $0.00
Principal Paid                          $13,290,079.10              $0.00     $13,290,079.10              $0.00             $0.00

Ending Balance                         $333,641,595.71              $0.00    $140,141,595.71    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.6327             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $15,193,342.55              $0.00     $14,101,988.38        $990,000.00       $101,354.17

Interest Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                           $789,615.50
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $19,081,195.84
(Release) / Draw                        ($1,565,012.07)
Ending Reserve Acct Balance             $17,516,183.77


Exhibit 20.6
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of March 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                 4                  3                  2                  1
                                  Nov-97            Dec-97              Jan-98            Feb-98             Mar-98
Beginning Pool Balance       $403,038,476.23    $391,635,519.65    $376,878,114.73    $360,247,735.24    $346,931,674.81

A)   Loss Trigger:
Principal of Contracts
   Charged Off                   $792,482.49        $726,667.97      $1,027,934.74      $1,376,786.24        $612,503.09
Recoveries                       $562,328.56        $504,699.03        $670,263.72        $752,632.58        $628,861.47

Total Charged Off (Months 5, 4, 3)                $2,547,085.20
Total Recoveries (Months 3, 2, 1)                 $2,051,757.77
Net Loss / (Recoveries) for 3 Mos                   $495,327.43 (a)

Total Balance (Months 5, 4, 3)                $1,171,552,110.61 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    0.5074%

Trigger:  Is Ratio > 1.5%                                    No
                                                                        Jan-98              Feb-98             Mar-98

B)   Delinquency Trigger:                                            $4,970,294.66      $4,252,470.11      $3,065,251.46
     Balance delinquency 60+ days                                         1.31881%           1.18043%           0.88353%
     As % of Beginning Pool Balance                                       1.09815%           1.23526%           1.12759%
     Three Month Average

Trigger:  Is Average > 2.0%                                  No

C)   Noteholders Percent Trigger:                        3.5913%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                  No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer